EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended April 15, 2016

Current Month				Rolling Performance				Rolling Risk Metrics* (May 2011 – April 2016)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.46%	-0.11%	3.97%	-7.82%	-2.50%	-5.81%	-0.67%	-5.81%	10.27%	-28.70%	-0.53	-0.72
B**	0.45%	-0.14%	3.77%	-8.40%	-3.09%	-6.40%	-1.34%	-6.40%	10.27%	-30.75%	-0.59	-0.78
Legacy 1***	0.50%	-0.01%	4.60%	-5.83%	-0.51%	-3.77%	N/A	-3.77%	10.16%	-23.67%	-0.33	-0.49
Legacy 2***	0.50%	-0.02%	4.53%	-6.05%	-0.68%	-4.02%	N/A	-4.02%	10.16%	-24.38%	-0.35	-0.52
Global 1***	0.21%	0.05%	5.09%	-5.52%	-0.02%	-3.12%	N/A	-3.12%	10.11%	-21.86%	-0.26	-0.41
Global 2***	0.21%	0.04%	5.09%	-5.67%	-0.20%	-3.33%	N/A	-3.33%	10.13%	-22.45%	-0.28	-0.43
Global 3***	0.17%	-0.04%	4.61%	-7.18%	-1.79%	-4.91%	N/A	-4.91%	10.15%	-26.24%	-0.44	-0.62

S&P 500 Total Return Index****	1.65%	1.11%	2.47%	1.94%	11.52%	11.18%	6.98%	11.18%	12.19%	-16.26%	0.93	1.54
Barclays Capital U.S. Long Gov Index****	-0.08%	1.08%	9.22%	7.15%	5.08%	9.35%	8.21%	9.35%	11.47%	-15.54%	0.84	1.52

*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.
Portfolio Positions by Sectors and Markets (Two largest positions within each sector)
	Portfolio for A, B and Legacy units					Portfolio for Global units
	Sector		Market			Sector		Market
Sector	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	21%					21%
Energy	5%	Short	Natural Gas	2.0%	Short	5%	Short	Natural Gas	2.1%	Short
			Brent Crude Oil	0.9%	Long			Brent Crude Oil	0.9%	Long
Grains/Foods	8%	Long	Soybeans	1.7%	Long	8%	Long	Soybeans	1.8%	Long
			Soybean Oil	1.0%	Long			Soybean Oil	1.0%	Long
Metals	8%	Long	Gold	2.1%	Long	8%	Long	Gold	2.2%	Long
			Silver	1.8%	Long			Silver	1.9%	Long
FINANCIALS	79%					79%
Currencies	25%	Short $	Japanese Yen	3.6%	Long	24%	Short $	Japanese Yen	3.7%	Long
			Euro	3.4%	Long			Euro	3.5%	Long
Equities	23%	Long	S&P 500	3.6%	Long	22%	Long	S&P 500	4.2%	Long
			Dax Index	3.4%	Long			Nasdaq	3.4%	Long
Fixed Income	31%	Long	Bunds	5.6%	Long	33%	Long	Bunds	5.9%	Long
			U.S. 10-Year Treasury Notes	4.6%	Long			U.S. 10-Year Treasury Notes	4.8%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy	Crude oil markets rose slightly ahead of the OPEC meeting on April 17th regarding possible production caps. Natural gas markets declined on lower demand due to moderate weather forecasts.
Grains/Foods
Corn and soybean markets rose to year-to-date highs on signs of economic stabilization in China, one of the world's largest agricultural buyers.  Investors were also concerned about potential weather conditions for the upcoming growing season in North America.  Sugar prices rose on increased demand and forecasts of a supply deficit.  Cocoa prices increased on weaker production data from Europe.  Coffee prices rose as weather concerns in Vietnam threatened to lower supply.

Metals
Gold prices moved slightly lower as a stronger dollar and rallies in the equity markets reduced demand for the safe haven asset.  Copper and base metals prices moved higher as positive economic data from China led to expectations of increased demand.

Currencies
The U.S. dollar strengthened against its global counterparts on positive employment data and positive Chinese trade data.  The Australian dollar strengthened on strong Chinese GDP and industrial production numbers.  The Canadian dollar strengthened in anticipation the OPEC meeting on April 17th would announce production caps.  Positive housing data also added strength to the currency.

Equities
Global equity markets rose on better than expected Chinese trade data.  Lower expectations of an immediate U.S. interest rate hike, positive U.S. employment data and better than expected results from U.S. bank JP Morgan further boosted the markets.

Fixed Income	Global fixed income markets moved lower as positive Chinese trade data, positive U.S. employment data and strength in the equity markets reduced demand for safe haven assets.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart
Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index: Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.  Investors cannot directly invest in an index and unmanaged index returns do not reflect any fees, expenses or sales charges.

Risk Metrics Chart
Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.